Exhibit 99.1

Ocugen Provides Business Update with Fourth Quarter and Full Year 2025 Financial Results

Conference Call and Webcast Today at 8:30 a.m. ET

•	Enrollment for the OCU400 Phase 3 liMeliGhT clinical trial—the first and largest gene therapy registrational trial for broad retinitis pigmentosa patients—was completed. Topline Phase 3 data expected in the first quarter 2027, advancing OCU400 towards potential approval in 2027

•	OCU410ST Phase 2/3 pivotal confirmatory trial nearing enrollment completion. Interim data expected in the third quarter 2026, followed by topline Phase 2/3 data in the second quarter 2027 in advance of the BLA submission.

•	OCU410 positive preliminary Phase 2 data announced in January. Full Phase 2 data expected in March 2026.

•	First regional licensing agreement for OCU400 in 2025 initiates strategic partnership strategy ahead of commercialization.

•	Rounded out executive leadership team with top talent in business development, commercial, finance, and operations to encompass all required expertise for upcoming growth

Malvern, Pa, March 4, 2026 (GLOBE NEWSWIRE) — Ocugen, Inc. (Ocugen or the Company) (NASDAQ: OCGN), a pioneering biotechnology leader in gene therapies for blindness diseases, today reported fourth quarter and full year 2025 financial results along with a general business update.

“Considerable development across all our modifier gene therapy programs, notable licensing and financing agreements to strengthen our financial position, and meaningful appointments to our leadership team made 2025 a transformative year for Ocugen,” said Dr. Shankar Musunuri, Chairman, CEO, Co-founder of Ocugen. “We are poised to leverage upcoming catalysts and advance the business as we near the first of our three BLA filings.”

Enrollment is now complete for the OCU400 Phase 3 liMeliGhT clinical trial for retinitis pigmentosa (RP). As a one-year clinical trial, topline data will be available in the first quarter of 2027. These data are anticipated to support the Biologics License Application (BLA) filing for OCU400 and potential approval in 2027. The liMeliGhT clinical trial enrolled 140 patients who were randomized 2:1 into the treatment group (2.5×1010 vg per eye 250 µL) and untreated control group across mutations (RHO and gene-agnostic arms). The target population included patients with early- to late-stage disease among a broad RP population, including pediatrics (3+ years). The primary endpoint is 12-month change in visual function assessed by LDNA (luminance dependent navigation assessment) with improvement in Lux Level from baseline to 12 months. The OCU400 Phase 3 liMeliGhT clinical trial is the only broad RP gene-agnostic trial and the largest known Phase 3 orphan gene therapy trial.

The OCU410ST Phase 2/3 GARDian clinical trial for Stargardt disease (ST) remains ahead of schedule in preparation for the 2027 BLA filing. In January, the Company announced publication of Phase 1 GARDian1 trial results for OCU410ST in EYE. The study supports the favorable safety, tolerability and efficacy profile of OCU410ST and its potential to provide clinically meaningful functional and structural benefits in ST patients. OCU410ST holds the potential to address the unmet medical need that remains for approximately 100,000 Stargardt patients in the U.S. and Europe who have no treatment option available.

Recently, Ocugen announced positive preliminary 12-month data (~50% of patients evaluated to date) from the Phase 2 ArMaDa clinical trial evaluating OCU410 (AAV5-RORA), its novel modifier gene therapy for geographic atrophy (GA) secondary to dry age-related macular degeneration (dAMD). Key findings from Phase 2 include 46% lesion growth reduction (medium + high dose vs. control; p=0.015; N=23) at 12 months and 50% responder rate with patients achieving >50% lesion size reduction vs. control. A subgroup analysis of patients with a baseline GA size ≥7.5 mm²—representing advanced atrophy—demonstrated a 57% reduction in lesion growth in treated eyes for medium dose and a 56% reduction in high dose compared with control eyes. This reduction in lesion size in medium and high doses suggests OCU410 may be more effective in patients with substantial disease burden.

The latest OCU410 data set also included encouraging 12-month Phase 1 findings where OCU410-treated eyes demonstrated 60% slower loss of the ellipsoid zone (a structural and functional exploratory endpoint) compared to untreated fellow eyes. The 60% reduction in ellipsoid zone (EZ) loss rate indicates that OCU410 treatment is substantially slowing the rate of photoreceptor degeneration compared to the natural history observed in the untreated fellow eye of the same patient.

“With approximately 2 to 3 million GA patients in the U.S. and Europe combined, OCU410 represents a significant market opportunity. Current therapies have notable limitations, and there are no treatments approved for GA in Europe, as existing FDA-approved options fail to demonstrate meaningful functional outcomes,” said Dr. Musunuri. “OCU410 is therefore well-positioned to address this critical unmet need, and we look forward to reporting full data from the OCU410 Phase 2 clinical trial this month and initiating Phase 3 in 2026.”

The licensing agreement with Kwangdong Pharmaceutical, Co., Ltd. for the exclusive Korean rights to OCU400—with upfront fees and near-term development milestone payments, along with royalties—was a critical step in Ocugen’s business development strategy, affirming a regional partnership approach for OCU400 that preserves the Company’s rights to larger geographies while also generating a potential return for shareholders.

To extend the cash runway into the fourth quarter of 2026, in January 2026 the Company secured $22.5 million in gross proceeds through an underwritten registered direct offering of common stock led by RTW Investments, with additional participation from new and existing investors. This raise follows the $20 million registered direct offering of common stock and warrants with Janus Henderson Investors in August 2025. The Company may receive up to $30 million of additional gross proceeds from the August 2025 registered direct offering if the warrants are exercised in full.

“I am proud of our accomplishments in 2025, as they accelerate our drive to achieve even more significant clinical and pre-commercial objectives in 2026,” said Dr. Musunuri. “With a full bench of experienced leadership across the organization, I am confident that we have the resources and know-how to take Ocugen to the next level.”

Business Updates

Novel Modifier Gene Therapy Platform—Targeting Three BLA Filings in the Next Three Years

•	OCU400 – Completed enrollment in the Phase 3 liMeliGhT clinical trial for OCU400 and are on track to file the rolling BLA in the third quarter of 2026. Subjects will be followed for a year after dosing for primary endpoint analyses. Positive long-term, 3-year Phase 1/2 durable, safety and tolerability data demonstrates sustained clinically meaningful, approximately 2-line LLVA gain, reinforcing durable gene-agnostic benefit.

•	OCU410ST – The Phase 2/3 GARDian3 pivotal confirmatory trial is progressing ahead of schedule with anticipated enrollment completion in the first quarter of 2026. Interim data is expected in the third quarter of 2026.

•	OCU410 – In January 2026, Ocugen announced positive preliminary 12-month data for Phase 2 subjects from the ArMaDa clinical trial for GA secondary to dAMD. The complete data set for the ArMaDa trial is expected to be available in March 2026.

Other Programs

•	OCU200 – No serious adverse events (SAEs) or adverse events (AEs) related to OCU200 reported to date across the dose-escalation cohorts and trial enrollment is expected to be completed by the first quarter of 2026.

•	OCU500 – NIAID intends to initiate the OCU500 Phase 1 clinical trial in the second quarter of 2026.

•	NeoCart – Created OrthoCellix as a wholly-owned subsidiary of Ocugen for the regenerative cell therapy assets with a goal of obtaining independent financing.

Financial Results

•	Fourth quarter — Research and development expenses for the three months ended December 31, 2025, were $10.7 million compared to $8.3 million for the three months ended December 31, 2024. General and administrative expenses for the three months ended December 31, 2025, were $6.1 million compared to $6.3 million for the three months ended December 31, 2024. Ocugen reported a $0.06 net loss per common share for the three months ended December 31, 2025, compared to a $0.05 net loss per common share for the three months ended December 31, 2024.

•	Full year — Research and development expenses for the year ended December 31, 2025, were $39.8 million compared to $32.1 million for the year ended December 31, 2024. General and administrative expenses for the year ended December 31, 2025, were $27.6 million compared to $26.7 million for the year ended December 31, 2024. Ocugen reported a $0.23 net loss per common share for the year ended December 31, 2025, compared to a $0.20 net loss per common share for the year ended December 31, 2024.

•	Ocugen’s cash and restricted cash, totalled $18.9 million as of December 31, 2025, compared to $58.8 million as of December 31, 2024. The Company estimates that additional proceeds from the $22.5 million financing in January 2026 will enable it to fund its operations into the fourth quarter of 2026. If the Janus Henderson warrants are fully exercised this year, it is expected that cash runway will be extended into the second quarter of 2027. The Company had 312.4 million shares of common stock outstanding as of December 31, 2025.

Conference Call and Webcast Details

Ocugen has scheduled a conference call and webcast for 8:30 a.m. ET today to discuss the financial results and recent business highlights. Ocugen’s leadership team will host the call, which will be open to all listeners. There will also be a question-and-answer session following the prepared remarks.

Attendees are invited to participate on the call or webcast using the following details:

Dial-in Numbers: (800) 715-9871 for U.S. callers and (646) 307-1963 for international callers
Conference ID: 3029428

Webcast: Available on the events section of the Ocugen investor site

A replay of the call and archived webcast will be available for approximately 45 days following the event on the Ocugen investor site.

About Ocugen, Inc.

Ocugen, Inc. is a pioneering biotechnology leader in gene therapies for blindness diseases. Our breakthrough modifier gene therapy platform has the potential to address significant unmet medical need for large patient populations through our gene-agnostic approach. Unlike traditional gene therapies and gene editing, Ocugen’s modifier gene therapies address the entire disease—complex diseases that are potentially caused by imbalances in multiple gene networks. Currently we have programs in development for inherited retinal diseases and blindness diseases affecting millions across the globe, including retinitis pigmentosa, Stargardt disease, and geographic atrophy—late stage dry age-related macular degeneration. Discover more at www.ocugen.com and follow us on X and LinkedIn.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including, but not limited to, strategy, business plans and objectives for Ocugen’s clinical programs, plans and timelines for the preclinical and clinical development of Ocugen’s product candidates, including the therapeutic potential, clinical benefits and safety thereof, expectations regarding timing, success and data announcements of current ongoing preclinical and clinical trials, including the timing of enrollment and data readouts, the ability to initiate new clinical programs, Ocugen’s financial condition and expected cash runway into the fourth quarter of 2026, statements regarding qualitative assessments of available data, potential benefits, expectations for ongoing clinical trials, anticipated regulatory filings and anticipated development timelines, statements regarding potential market size and commercial possibilities of Ocugen’s product candidates, and Ocugen’s projections under its license agreement with Kwangdong Pharmaceutical Co., Ltd., which are subject to risks and uncertainties. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous important factors, risks, and uncertainties that may cause actual events or results to differ materially from our current expectations, including, but not limited to, the risks that preliminary, interim and top-line clinical trial results may not be indicative of, and may differ from, final clinical data; that unfavorable new clinical trial data may emerge in ongoing clinical trials or through further analyses of existing clinical trial data; that earlier non-clinical and clinical data and testing of may not be predictive of the results or success of later clinical trials; and that that clinical trial data are subject to differing interpretations and assessments, including by regulatory authorities. These and other risks and uncertainties are more fully described in our annual and periodic filings with the Securities and Exchange Commission (SEC), including the risk factors described in the section entitled “Risk Factors” in the quarterly and annual reports that we file with the SEC. Any forward-looking statements that we make in this press release speak only as of the date of this press release. Except as required by law, we assume no obligation to update forward-looking statements contained in this press release whether as a result of new information, future events, or otherwise, after the date of this press release.

Contact:
Tiffany Hamilton
AVP, Head of Communications
Tiffany.Hamilton@ocugen.com

(Tables to follow)

OCUGEN, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	As of December 31,
	2025	2024
Assets
Current assets
Cash	$18,571	$58,514
Prepaid expenses and other current assets	5,769	3,168
Total current assets	24,340	61,682
Property and equipment, net	14,392	16,554
Restricted cash	316	307
Other assets	4,468	3,899
Total assets	$43,516	$82,442
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$6,202	$4,243
Accrued expenses and other current liabilities	14,733	15,500
Operating lease obligations	858	519
Current portion of long term debt	1,250	1,326
Total current liabilities	23,043	21,588
Non-current liabilities
Operating lease obligations, less current portion	3,494	3,313
Long term debt, net	27,542	27,345
Other non-current liabilities	1,603	564
Total non-current liabilities	32,639	31,222
Total liabilities	55,682	52,810
Stockholders' equity

Convertible preferred stock	-	-
Common stock	3,125	2,915
Treasury stock	(48)	(48)
Additional paid-in capital	392,763	366,938
Accumulated other comprehensive income	61	48
Accumulated deficit	(408,067)	(340,221)
Total stockholders' equity	(12,166)	29,632
Total liabilities and stockholders' equity	$43,516	$82,442

OCUGEN, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Collaborative arrangement revenue	$(193)	$764	$4,413	$4,055
Total revenue	(193)	764	4,413	4,055
Operating expenses
Research and development	10,670	8,290	39,750	32,126
General and administrative	6,132	6,314	27,579	26,686
Total operating expenses	16,802	14,604	67,329	58,812
Loss from operations	(16,995)	(13,840)	(62,916)	(54,757)
Other income (expense)
Interest income	144	408	922	1,251
Interest expense	(1,331)	(601)	(5,188)	(688)
Other income (expense)	476	153	(664)	140
Other (expense) income, net	(711)	(40)	(4,930)	703
Net loss	$(17,706)	$(13,880)	$(67,846)	$(54,054)

Net loss attributable to common shareholders— basic and diluted	(17,706)	(13,880)	(67,846)	(54,054)
Weighted shares used in calculating net loss per common share — basic and diluted	312,339,265	290,924,531	300,167,989	270,995,121
Net loss per share attributable to common shareholders — basic and diluted	$(0.06)	$(0.05)	$(0.23)	$(0.20)

Net loss attributable to Series B Convertible Preferred shareholders — basic and diluted	-	-	-	(44)
Weighted shares used in calculating net loss per Series B Convertible Preferred Stock — basic and diluted	-	-	-	54,745
Net loss per share attributable to Series B Convertible Preferred shareholders — basic and diluted	$-	$-	$-	$(0.80)